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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                                 [PULITZER INC. LETTERHEAD]



                            PULITZER INC. TO ACQUIRE
                     SUBURBAN JOURNALS OF GREATER ST. LOUIS

         ST. LOUIS, June 26, 2000 - Pulitzer Inc. (NYSE: PTZ) announced today it has reached an agreement to acquire the Suburban Journals of Greater St. Louis from the Journal Register Company (NYSE:JRC). The purchase price for the properties, which include 38 weekly papers, the Ladue News and various niche publications, is $165 million.
         The transaction is expected to close this fall and is subject to customary approvals, including review under the Hart-Scott-Rodino Act.
         Robert C. Woodworth, president and chief executive officer of Pulitzer Inc., said, "The purchase of the Suburban Journals by Pulitzer Inc. will be positive for the St. Louis community, the readers of the Suburban Journals and the St. Louis Post-Dispatch, the advertisers and the employees of both organizations, and our shareholders. Significantly, it returns the Suburban Journals to local ownership."
         Woodworth added that Pulitzer will continue to operate the Suburban Journals and the Post-Dispatch as independent organizations, with totally independent editorial voices and specific areas of focus. "Pulitzer strongly believes that maintaining the independence of the two properties is in the best interests of the company and the community," he said.
         He noted that the acquisition is consistent with Pulitzer's acquisition strategies because it is an investment in properties and a marketplace that Pulitzer knows well, and at a price that enables the company to build long-term value.

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Pulitzer Suburban Journals acquisition

         Benefits of the transaction include cost efficiencies that will allow each organization to focus more resources on putting out quality publications. Pulitzer expects to achieve savings on real estate, newsprint and other purchasing-related costs, Woodworth said. The current plan calls for the total number of jobs at both organizations to remain at the current level, and for maintaining separate distribution systems, he added.
         Woodworth said that Pulitzer will make investments to enhance the Suburban Journal's already strong coverage of local community news, making the papers more useful and attractive to readers, and thus more effective vehicles for advertisers of all sizes, especially advertisers who can benefit from smaller distribution options.
         At the same time, Woodworth said, the Post-Dispatch can focus on expanding and improving coverage of news of metro-wide interest, including international and national news, local news, business news and sports. In addition, the increased access to local news and information from the Suburban Journals will add valuable content on the Web site operated by Pulitzer's new media unit.
         Woodworth noted that, combined with the recently announced transaction with the Herald Company in which Pulitzer increased its interests in the results of the operations of the St. Louis Post-Dispatch, the Company has invested $471 million in the St. Louis market in the last two months. "With the purchase of the Suburban Journals, Pulitzer clearly demonstrates its belief that St. Louis is poised for great things in the coming years. We intend to grow with the community."
         The $165 million purchase price is equivalent to approximately 12.9 times 1999 operating cash flow (operating earnings before depreciation and amortization). The Suburban Journals had 1999 revenues of approximately $51 million.
         The transaction is structured as a purchase of assets, which will enable Pulitzer to realize up to $65 million in tax benefits over the depreciable and amortizable lives of the assets acquired. Pulitzer will pay for the acquisition from its cash reserves.

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         Pulitzer said that even with the anticipated investments to enhance the
Suburban Journal's editorial coverage, earnings dilution is expected to be modest, about 4 percent in the first full year of operation and declining in the following years.
         Journal Register Company, which had 1999 total revenues of $470 million, is a leading U.S. newspaper publishing company that owns 25 daily newspapers, including the New Haven Register, Connecticut's second largest daily and Sunday newspaper, and 200 non-daily publications. All of the Company's operations are strategically clustered in seven geographic areas: Connecticut, Philadelphia and its surrounding areas, Ohio, the greater St. Louis area, central New England, and the Capital-Saratoga and Mid-Hudson regions of New
York. The Company currently operates 147 individual Web sites featuring the Company's daily newspapers and non-daily publications, which can be accessed at journalregister.com. The Company currently has equity investments in AdOne, LLC, a premier Internet-based classified advertising service, and PowerAdz.com, LLC, a leading Internet infrastructure provider for the newspaper industry.
         Pulitzer Inc. is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Arizona, and 12 other dailies: The Pantagraph, Bloomington Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Hanford Sentinel,
Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; the Troy Daily News, Troy, Ohio; The Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; and The Daily News, Rhinelander, Wisc.


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         Pulitzer Inc. also engages in a variety of new media and interactive initiatives, including postnet.com in St. Louis, StarNet in Tucson, and Web sites for a number of other Company-owned newspapers. Pulitzer's new media activities also include strategic investments in AdOne, the Internet's most comprehensive classified advertising service; Koz.com, which provides the infrastructure and support services that enable local media Web sites to bring local groups and organizations online; hire.com, whose technology enables companies to install employee-recruiting capabilities on their Web sites; and iOwn.com, which facilitates the home-buying process.
         Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878.
         For further information, contact James V. Maloney, director of shareholder relations, Pulitzer Inc. at (314) 340-8402.

NOTE:
     The above statements include forward-looking statements which are based on current management expectations of the Company. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses. Although the Company believes that the expectations reflected in the forward-looking statement are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.


SPECIAL NOTICE:
     Pulitzer Inc. will conduct a conference call for investors to discuss this transaction beginning at 4:15 p.m. EDT today. Investors wishing to listen to the call may contact James V. Maloney, director of shareholder relations, Pulitzer Inc. at (314) 340-8406 prior to 3:30 p.m. EDT to obtain access information.